(TECO Energy, Inc. Letterhead)
                                                               Exhibit 99.2

                                               FOR IMMEDIATE RELEASE



          Contact:  Mike Mahoney
                    Office: (813) 228-4271
                    Home: (813) 961-9456



                      TECO ENERGY PROMOTES TWO TOP EXECUTIVES,
                      ELECTS ANDERSON TO BOARD OF DIRECTORS


               TAMPA, July 19, 1994 -- Girard F. Anderson, president of

          Tampa Electric Company, has been elected president and chief operating officer of TECO Energy, Inc., and a member of the company's board of directors, it was announced today by Timothy

          L. Guzzle, chairman and chief executive officer.

               In addition, Keith S. Surgenor, TECO Energy's vice

          president-human resources, has been named to succeed Anderson as president and chief operating officer of Tampa Electric, TECO

          Energy's largest subsidiary.

               Guzzle, who previously held the title of president of TECO

          Energy, said Surgenor would report to Anderson, along with the presidents of the company's subsidiaries in transportation,

          coalbed methane gas production, coal mining, independent power and real estate.  The company's financial, legal, human

          resources, strategic planning and business development functions will all continue to report directly to Guzzle.

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          TECO Energy--2



               "Jerry Anderson's involvement in the operations of all our businesses, including Tampa Electric, will strengthen our

          management effort.  And, we are giving Keith Surgenor, who has been actively involved in Tampa Electric's planning and

          operations, greater responsibility as chief operating officer for all utility operations," he said.

               Guzzle said that with Anderson and Surgenor helping to

          conduct day-to-day operations he would have more time to focus on

          "opportunities that are strategic for the continued development and growth of TECO Energy."

               "These appointments also put the company in a better

          position to deal with any health contingency on my part," he said, pointing out that he had been treated for colon cancer last year.  "My condition continues to be monitored and treated as needed, and the prognosis continues to be optimistic."

               Guzzle himself joined TECO Energy in 1988 as president and chief operating officer.  In 1989 he assumed the responsibilities of chief executive officer and in 1991 was elected board

          chairman.

               Jerry Anderson has served as president of Tampa Electric

          since 1987 and was named by the board to the additional post of executive vice president-utility operations of TECO Energy later that same year.

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           TECO Energy--3



               Anderson, 62, began his career with Tampa Electric in 1959 as a student engineer.  He held various production management jobs through the years and in 1980 was elected vice president of production operations and maintenance.  In 1985 he became senior vice president of Power Distribution responsible for customer services, system engineering and transmission and distribution operations.

               He is a long-time resident of Tampa, attended Tampa public schools and was graduated from the University of Florida.

               Keith Surgenor joined the company in 1988 as vice president of human resources for TECO Energy and Tampa Electric.  Before joining the company he was vice president of Allegheny

          International's industrial and technology businesses, with revenues that exceeded $1 billion, and president and chief executive officer of Kilgore Corp., a manufacturer of military signals and flares.

               Surgenor, 46, is originally from Kingsport, Tenn.  He holds a bachelor's degree in Industrial Management/Mechanical

          Technology from East Tennessee State University and an MBA from the University of Tennessee.  Through the past 20 years he has held management positions in operations, engineering, human resources and general management with Eastman Kodak, Rockwell

          International and Allegheny International.



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